      As filed with the Securities and Exchange Commission on September 17, 1999
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     -------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                     -------

                                  M/A/R/C INC.
             (Exact name of registrant as specified in its charter)



            TEXAS                                              75-1781525
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                            7850 NORTH BELT LINE ROAD
                            IRVING, TEXAS 75063-6098
                    (Address of Principal Executive Offices)

                    THE M/A/R/C GROUP 1997 STOCK OPTION PLAN
                    (WITH LIMITED STOCK APPRECIATION RIGHTS)
                                       and
                         COMMON STOCK PURCHASE WARRANTS
                            (Full title of the plans)

                                     -------

                Harold  R. Curtis                        Copy to:                Alan J. Perkins, Esq.
            Executive Vice President,                                           Gardere & Wynne, L.L.P.
Chief Financial Officer, Secretary and Treasurer                                    1601 Elm Street
            7850 North Belt Line Road                                                 Suite 3000
            Irving, Texas 75063-6098                                             Dallas, Texas  75201
                 (972) 506-3400                                                     (214) 999-4683

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                  PROPOSED MAXIMUM      PROPOSED MAXIMUM
          TITLE OF SECURITIES                  AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
           TO BE REGISTERED                   REGISTERED(1)           SHARE                 PRICE (1)         REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value               500,000 shares(2)      $14.03125(2)           $7,262,264 (2)          $2,018.91
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value               107,500 shares(3)      $15.04(3)              $1,616,600                 449.41
--------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                            $2,468.32
================================================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights) and the Common Stock Purchase Warrants.

(2) Calculated pursuant to Rule 457(h), based on the prices at which outstanding options may be exercised (as to 469,150 shares, which range from $10.75 per share to $15.25 per share) and the average of the high and low prices reported for the Common Stock on September 14, 1999 on the NASDAQ National Market System (as to 30,850 shares for which the exercise price is not known).

(3) Calculated pursuant to Rule 457(h), based on the prices at which outstanding warrants may be exercised, which range from $11.00 per share to $16.00 per share.

                                     PART I

                INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by M/A/R/C Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-13217);

         (2) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998; and

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on February 19, 1985, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant, a Texas corporation, is empowered by Art. 2.02-1 of the Texas Business Corporation Act (the "TBCA"), subject to the procedures and limitations stated therein, to indemnify certain persons, including any person who was, is or is threatened to be made a named defendant or respondent in an action, suit or proceeding because the person is or was a director or officer, against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the action, suit or proceeding. The Registrant is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with an action, suit or proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the action, suit or proceeding. Article 2.02-1 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. The Restated Bylaws of the Registrant contain indemnification provisions consistent with the TBCA. The Restated Articles of Incorporation of the Registrant provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the TBCA. In addition, the Registrant has, pursuant to Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, provided in its Restated Articles of Incorporation that, to the fullest extent permitted by applicable law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for an act or omission in a director's capacity as director of the Registrant. The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         4.1 The M/A/R/C Group 1997 Stock Option Plan (With Limited Stock Appreciation Rights)

         4.2      Form of M/A/R/C Inc. Key Employee Incentive Stock Option
                  Agreement

         4.3      Warrant Certificate No. 27

         4.4      Warrant Certificate No. 30

         4.5      Warrant Certificate No. 31

         4.6      Warrant Certificate No. 32

         4.7      Warrant Certificate No. 33

         5.1      Opinion of Gardere & Wynne, L.L.P.

        23.1      Consent of PricewaterhouseCoopers LLP

        23.2      Consent of Gardere & Wynne, L.L.P. (included as part of
                  Exhibit 5.1)

        24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on September 16, 1999.

                               M/A/R/C INC.
                               (Registrant)


                               By: /s/ Sharon M. Munger
                                   ---------------------------------------------
                                   Sharon M. Munger, Chairman of the Board and
                                   Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears in this Registration Statement in any capacity hereby constitutes and appoints Sharon M. Munger and Harold R. Curtis and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 16, 1999.

      Name                                                    Title
      ----                                                    -----

/s/ Sharon M. Munger                                          Chairman of the Board and Chief Executive Officer
------------------------------------------                    (Principal Executive Officer)
Sharon M. Munger


/s/ Jack D. Wolf                                              President, Chief Operating Officer and Director
------------------------------------------
Jack D. Wolf


/s/ Harold R. Curtis                                          Executive Vice President, Chief Financial Officer,
------------------------------------------                    Secretary and Treasurer
Harold R. Curtis                                              (Principal Financial and Accounting Officer)


/s/ Cecil B. Phillips                                         Director and Chairman Emeritus
------------------------------------------
Cecil B. Phillips


/s/ Elmer L. Taylor, Jr.                                      Director and Vice Chairman of the Board
------------------------------------------
Elmer L. Taylor, Jr.

/s/ Rolan G. Tucker                                           Director
------------------------------------------
Rolan G. Tucker


/s/ Edward R. Anderson                                        Director
------------------------------------------
Edward R. Anderson


/s/ John H. Friedman                                          Director
------------------------------------------
John H. Friedman


/s/ Thomas J. Vacchiano, Jr.                                  Director
------------------------------------------
Thomas J. Vacchiano, Jr.

                                INDEX TO EXHIBITS

        Exhibit
        Number                      Description
        ------                      -----------
         4.1               The M/A/R/C Group 1997 Stock Option Plan (With
                           Limited Stock Appreciation Rights)

         4.2               Form of M/A/R/C Inc. Key Employee Incentive Stock
                           Option Agreement

         4.3               Warrant Certificate No. 27

         4.4               Warrant Certificate No. 30

         4.5               Warrant Certificate No. 31

         4.6               Warrant Certificate No. 32

         4.7               Warrant Certificate No. 33

         5.1               Opinion of Gardere & Wynne, L.L.P.

        23.1               Consent of PricewaterhouseCoopers LLP

        23.2 Consent of Gardere & Wynne, L.L.P. (included as part of Exhibit 5.1)

        24.1 Power of Attorney (set forth on the signature pages of this Registration Statement)